Exhibit 99.1

Wireless Telecom Group Closes Microlab Sale

Parsippany, New Jersey, USA – March 1, 2022 – Wireless Telecom Group (NYSE American: WTT) (the “Company”), announced today that the sale of Microlab to RF industries, Ltd. has closed, effective March 1, 2022.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “We are pleased to close the transformative sale of Microlab. As a well-capitalized and streamlined business, we have a strong competitive position to pursue large, fast-growing global market opportunities. Wireless Telecom Group is now comprised of our higher-growth, higher-margin Test & Measurement (“T&M”) and Radio, Baseband, and Software (“RBS”) product groups which we previously announced we intend to operate as two segments from this date forward. In addition, the Company has repaid its outstanding Term Loan Facility with Muzinich BDC, and has greater cash liquidity and a strengthened balance sheet following the close.”

Mr. Whelan continued, “In 2021, revenues for our T&M and RBS product groups increased over the prior year by 10% and 150%, respectively. In addition, T&M and RBS combined operating results for the year ending 2021 delivered $31.5 million of revenue, $33.1 million of bookings and ended the year with $9.2 million of backlog. These represent 30.8% revenue growth, 12.7% bookings growth, and 30.4% backlog growth compared to 2020.”

Scott Gibson, Vice Chairman of Wireless Telecom Group stated, “We believe our more focused business, streamlined with a strong balance sheet, enables an expansion of existing and new customers in our growth markets. I am encouraged by the direction Wireless Telecom Group is headed, and the enhanced opportunities the Company’s evolving products and services have to create value for our shareholders.”

Our financial statements for the three and twelve months ended December 31, 2021, are not yet available. Accordingly, the information presented above reflects our preliminary estimates subject to the completion of our financial closing procedures. As a result, these preliminary estimates may differ from the actual results that will be reflected in our financial statements when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

Our expectations with respect to our preliminary estimates for the three and twelve months ended December 31, 2021, are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with GAAP. Accordingly, you should not place undue reliance on these preliminary financial results. These estimated preliminary results should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our historical consolidated financial statements, including the notes thereto, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2021 and in other reports that we filed with the Securities Exchange Commission.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including but are not limited to, the ongoing impact that the ongoing conflict in Ukraine and the evolving COVID-19 pandemic may have on our business, including on our supply chain, and the general economy in the future, our dependency on capital spending on data and communication networks by our customers and end users, our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business, the impact of the loss of any significant customers, the ability of our management to successfully implement our business plan and strategy, our ability to raise additional capital to fund our operations given our degree of leverage, product demand and development of competitive technologies in our market sector, the impact of competitive products and pricing, our abilities to protect our intellectual property rights and our ability to manage risks related to our information technology and cyber security, among others. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020. The Company’s forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

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About Wireless Telecom Group

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, and semiconductor industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com.

Investor Contact

Andrew M. Berger

Managing Director

SM Berger& Company

Tel: (216) 464-6400

andrew@smberger.com

Contact

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wirelesstelecomgroup.com